SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM S-8


                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                             JANE BUTEL CORPORATION
               __________________________________________________
               (Exact name of issuer as specified in its charter)


               FLORIDA                                        65-0327060
   _______________________________                        ___________________
   (State or other jurisdiction of                        (IRS Employer
   incorporation or organization)                         Identification No.)


                              125 Second Street NW
                              Albuquerque, NM 87102
                    ________________________________________
                    (Address of principal executive offices)


                              FEE PAYMENT AGREEMENT
                            ________________________
                            (Full title of the Plan)


                              Jane Butel, President
                             Jane Butel Corporation
                              125 Second Street NW
                              Albuquerque, NM 87102

                                  505-243-2622
            _________________________________________________________
            (Name, address and telephone number of agent for service)


Approximate date of commencement of sales pursuant to the Plan: As soon as practicable after the effective date of this Registration Statement.


                         CALCULATION OF REGISTRATION FEE
================================================================================

Title of                      Proposed maximum       Proposed
securities        Amount       offering price        maximum         Amount of
to be             to be          per share          aggregate       registration
registered      registered          (a)           offering price        fee
________________________________________________________________________________

Common Stock     100,000            .001               $100             $1.00

(a) Calculated in accordance with Rule 457(h)(1) based on registrant's book value as of December 31, 2003.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The  following   documents  are   incorporated   by  reference  in  the
registration statement:

         (a) The registrant's latest annual report on Form 10-KSB filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

         (b) All other  reports  filed by the  registrant  pursuant  to Sections
13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (a) above.

         (c) The description of the common stock contained in Registrant's Registration Statement on Form 10-SB filed with the Commission on November 21, 2002 including any amendment or report filed for the purpose of updating such description.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Reference is hereby made to the provisions of the Florida Business Corporation Act which provides for indemnification of directors and officers under certain circumstances.

         The Registrant's Articles of Incorporation and Bylaws provide that the Company shall, to the fullest extent permitted by the laws of the State of Florida, indemnify any director and officer of the corporation against expenses incurred by such person by reason of the fact that he or she serves or has served the corporation in such capacity.

         Indemnification under the Company's Articles Bylaws is nonexclusive of any other right such persons may have under statute, agreement, bylaw or action of the Board of Directors or shareholders of the corporation.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The exhibits to the registration statement are listed in the Exhibit Index elsewhere herein.


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


ITEM 9.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Albuquerque, NM on February 20, 2003.


                                        JANE BUTEL CORPORATION



                                        By: /s/ JANE BUTEL
                                           _______________
                                                Jane Butel
                                                President


         Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.


  SIGNATURE                        TITLE                            DATE
  _________                        _____                            ____



/s/ JANE BUTEL          President and Director                February 20, 2003
______________          (Chief executive officer and
    Jane Butel          chief financial officer)


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


                                  EXHIBIT INDEX


No.        Description
___        ___________

5          Opinion of Joel Bernstein, Esq., P.A.


24.1       Consent of Independent Certified Public Accountants



















































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